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                                 EXHIBIT (13)
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                            Subscription Agreement
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                         TRANSAMERICA INVESTORS, INC.

                            SUBSCRIPTION AGREEMENT


       1.   Share Subscription.  Transamerica Corporation ("Transamerica")
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hereby agrees to purchase from Transamerica Investors, Inc. (the "Corporation"), a series-type investment company having six investment portfolios (the "Funds"), each of which issues two classes of shares (Investor Shares and Adviser Shares), the following shares of each class of the below-named Funds at a per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:

                                Amount             Price             Shares
Funds                           Purchased          Per Share         Purchased
-----                           ---------          ---------         ---------
Equity
       Investor Shares          $16,660.00         $10.00             1,666
       Adviser Shares               $10.00         $10.00                 1
Equity Index
       Investor Shares          $16,660.00         $10.00             1,666
       Adviser Shares               $10.00         $10.00                 1
Bond
       Investor Shares          $16,660.00         $10.00             1,666
       Adviser Shares               $10.00         $10.00                 1
Balanced
       Investor Shares          $16,660.00         $10.00             1,666
       Adviser Shares               $10.00         $10.00                 1
Short-Term Government
       Investor Shares          $16,660.00         $10.00             1,666
       Adviser Shares               $10.00         $10.00                 1
Cash Reserve
       Investor Shares          $16,649.00          $1.00            16,649
       Adviser Shares                $1.00          $1.00                 1

       Transamerica will purchase the shares pursuant to this Agreement no later than one week prior to the date on which the Corporation will file a pre-effective amendment to its registration statement with the Securities and Exchange Commission (the "Commission") on Form N-1A (File No. 33-90888) (the "registration statement"). At the time of purchase, the Corporation's shares will be fully paid and non-assessable.
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       Transamerica understands that the Corporation has filed with the
Commission a registration statement which contains the prospectus describing the Corporation and the shares of stock to be issued thereunder. By its signature hereto, Transamerica hereby acknowledges receipt of a copy of the registration statement.

       2.   Representations and Warranties.  Transamerica hereby represents and
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warrants to the Corporation as follows:

            (a) It is aware that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsement, of the Corporation's shares;

            (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering described in the Corporation's registration statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

            (c) It recognizes that the Corporation has only recently been organized and has no financial or operating history and, further, that investment in the Corporation involves certain risks related to the purchase of the Corporation's shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;

            (d) It is purchasing the Corporation's shares for its own account, for investment, in order to provide initial capital, or "seed money," for each class of the Funds and not with any intent to distribute or resell the shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the shares, either in whole or in part;

            (e) It will not sell the shares purchased by it without registration of such shares under the Securities Act of 1933 except in reliance upon an exemption therefrom;

            (f) It will not redeem the shares of any Fund purchased by it until the assets of such Fund (reflecting the shares purchased by Transamerica plus shares owned by the other Fund investors) are large enough, in Transamerica's reasonable judgment, so that a requested redemption will not have an adverse effect upon the investment performance of such Fund. This determination having been made, Transamerica may request to redeem its shares from time and time, and the Fund shares held by Transamerica will be redeemed at the net asset value next determined after the Fund receives Transamerica's proper notice of redemption.

            (g) It has been furnished with, and has carefully read, this subscription agreement and the registration statement and such material documents relating to the

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       Corporation as it has requested and as have been provided to it by the
       Corporation; and

            (h) It has also had the opportunity to ask questions of, and receive answers from, the Corporation concerning the Funds and the terms of the offering.



       IN WITNESS WHEREOF, the undersigned have executed this instrument on August 3, 1995.
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                                      TRANSAMERICA CORPORATION



                                      By: [SIGNATURE NOT LEGIBLE]
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                                      TRANSAMERICA INVESTORS, INC.



                                      By: /s/ Nicki Bair
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